UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):       May 10, 2004

HAGGAR CORP.

(Exact name of registrant as specified in its charter)

Nevada	0-20850	75-2187001
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11511 Luna Road, Dallas, Texas		75234
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (214) 352-8481

Not Applicable
(Former name or former address, if changed since last report.)

Item 7.                         Financial Statements, Pro Forma Financial Information and Exhibits.

(c)               Exhibits.

99                                    Press Release dated May 10, 2004.

Item 9.           Regulation FD Disclosure.

On May 10, 2004, the Registrant announced the resignation of its Chief Financial Officer, David M. Tehle, effective June 3, 2004.  The Registrant also announced that John W. Feray would serve as interim Chief Financial Officer.  The announcements are set forth in the press release attached hereto as Exhibit 99.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAGGAR CORP.

Date:	May 13, 2004	By:	/s/ J. M. Haggar, III
J. M. Haggar, III, Chief Executive Officer